UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Fifth Amendment and Restatement Agreement

On March 16, 2023, Lesaka Technologies, Inc. ("Lesaka"), through Lesaka Technologies Proprietary Limited ("Lesaka SA"), entered into a Fifth Amendment and Restatement Agreement, which includes, among other agreements, an Amended and Restated Common Terms Agreement ("CTA"), an Amended and Restated Senior Facility G Agreement ("Facility G Agreement") and an Amended and Restated Senior Facility H Agreement ("Facility H Agreement") (collectively, the "Loan Documents") with FirstRand Bank Limited (acting through its Rand Merchant Bank division) ("RMB" or the "Lenders").

On March 16, 2023, the USD/ZAR exchange rate was $1: ZAR 18.3987.

Amended CTA

Amendments to the CTA include an amendment to the asset cover ratio to change the Covenant Equity Value (as defined in the CTA) definition to include 90% of the book value of the Moneyline Financial Service Proprietary Limited receivables, and to deduct the net debt (as defined in the CTA) of Cash Connect Management Solutions Proprietary Limited ("CCMS") and K2021 Proprietary Limited ("K2021") from the respective CCMS and K2021 valuations. When determining the Covenant Equity Value, the value of the aggregate of the CCMS Equity Value (as defined in the CTA) and the K2021 Equity Value (as defined in the CTA) must be at least 50 per cent of the Covenant Equity Value.  To the extent that the value of the aggregate of the CCMS Equity Value and the K2021 Equity Value is not at least 50 per cent of the Covenant Equity Value, the Covenant Equity Value will be reduced so that the aggregate of the CCMS Equity Value and the K2021 Equity Value is 50 per cent of the Covenant Equity Value.

The amendments also include the removal of a requirement to maintain a minimum group cash balance.

Amended Facility G Agreement

Pursuant to the Facility G Agreement, Lesaka SA may borrow up to an aggregate of approximately ZAR 708.6 million. Facility G now includes a term loan of ZAR 508.6 million and a revolving credit facility of up to ZAR 200 million. Interest on Facility G is based on the 3-month Johannesburg Interbank Agreed Rate ("JIBAR") in effect from time to time plus a margin, as a result of the amendment, from January 1, 2023 of: (i) 5.50% for as long as the aggregate balance under Facility G and Facility H (together, the "Facilities") is greater than ZAR 800 million; (ii) 4.25% if the aggregate balance under the Facilities is equal to or less than ZAR 800 million, but greater than ZAR 350 million; or (iii) 2.50% if the aggregate balance under the Facilities is less than ZAR 350 million.

Interest on Facility G may be capitalized to the facility and will be repaid on the maturity date, provided that the sum of the outstanding facility (including interest and fees) plus any accrued interest does not exceed 1.2 times of the Facility G outstanding balance. Any interest that exceeds this cap must be settled in full on a quarterly basis.

Lesaka SA will pay a quarterly commitment fee computed at a rate of 35% of the Applicable Margin (as defined in the Facilities) on the amount of the revolving credit facility outstanding and such commitment fee will also be capitalized, subject to the cap discussed above.

Amended Facility H Agreement

Pursuant to the Facility H Agreement, Lesaka SA may borrow up to an aggregate of approximately ZAR 357.4 million.

From January 1, 2023, interest on Facility H is calculated on the same basis as for Facility G. Interest on Facility H may be capitalized to the facility and will be repaid on the maturity date, provided that the sum of the outstanding facility (including interest and fees) plus any accrued interest does not exceed 1.2 times of the Facility H outstanding balance. Any interest that exceeds this cap must be settled in full on a quarterly basis.

First CCMS Amendment and Restatement Agreement

On March 22, 2023, Lesaka, through CCMS, entered into a First Amendment and Restatement Agreement, which includes, among other agreements, an Amended and Restated Facilities Agreement ("CCMS Facilities Agreement") with RMB. The CCMS Facilities Agreement was amended to increase the facilities available under the CCMS Facilities Agreement by R200,000,000. The final maturity date has been extended to December 31, 2027, and scheduled principal repayments have been amended, with the first scheduled repayment commencing from March 31, 2026.

On March 20, 2023, the USD/ZAR exchange rate was $1: ZAR 18.466844.

Amendment to Securities Purchase Agreement with VCP

On March 22, 2022, Lesaka and Lesaka SA entered into a Securities Purchase Agreement (the "VCP Agreement") with Value Capital Partners Proprietary Limited ("VCP") whereby VCP will procure that one or more funds under its management (the "Purchasing Funds") will subscribe for, and Lesaka will have the obligation to issue and sell to the Purchasing Funds, ZAR 350.0 million of common stock of Lesaka if certain defined events occur. On March 16, 2023, VCP, Lesaka and Lesaka SA, entered into an agreement (the "VCP Amendment Agreement") to amend the maturity date under the agreement with VCP to December 31, 2025, in order to align such date with the maturity date of the Facilities. In connection with the VCP Amendment Agreement, Lesaka SA agreed to pay VCP an additional commitment fee in an amount equal to ZAR 8.9 million, which is calculated as 1% per annum of the support provided over the period of the extension, as a result of the amendment to the maturity date.

The foregoing descriptions of the Loan Documents, the CCMS Facilities Agreement and the VCP Amendment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

10.1	Fifth Amendment and Restatement Agreement, dated March 16, 2023, between Lesaka Technologies Proprietary Limited (as borrower), and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as lender), and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as facility agent)

10.2	First Amendment and Restatement Agreement, dated March 22, 2023, between Cash Connect Management Solutions Proprietary Limited (as borrower), arranged by FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as mandated lead arranger), and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as facility agent)

10.3	Amendment No. 1 to Securities Purchase Agreement dated March 16, 2023, among Lesaka Technologies, Inc. (formerly Net1 UEPS Technologies, Inc.), Lesaka Technologies Proprietary Limited (formerly Net1 Applied Technologies South Africa Proprietary Limited) and Value Capital Partners Proprietary Limited

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: March 22, 2023	By:	/s/ Naeem E. Kola
	Name:	Naeem E. Kola
	Title:	Group Chief Financial Officer